Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a Registration Statement on Form F-6 (Registration No.: 333-92114), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Thomas Crane
                                                       -------------------------
                                                       Name:  Thomas Crane
                                                       Title: Vice President